Exhibit 99.1

GLENFARNE MERGER CORP. ANNOUNCES PRICING OF $250 MILLION INITIAL PUBLIC OFFERING

NEW YORK – March 18, 2021 - Glenfarne Merger Corp. (“GGMC”), a blank check company newly incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in the energy transition and electrification sector in the Americas, today announced the pricing of its $250 million initial public offering.

The offering consists of 25,000,000 units at a price of $10.00 per unit. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of GGMC’s Class A common stock at a price of $11.50 per share, subject to adjustment, terms and limitations. The units are expected to be listed on The Nasdaq Capital Market and trade under the ticker symbol “GGMCU” beginning March 19, 2021.

GGMC is an affiliate of Glenfarne Group, LLC (“Glenfarne”), created to capitalize on the significant experience of Glenfarne’s senior management team, led by Founder and Managing Partner, Brendan Duval, in the infrastructure sector across the Americas. Founded in 2011, Glenfarne is a developer, owner-operator and asset manager of energy and infrastructure holdings across North and South America with two operating platforms: EnfraGen, which focuses on energy transition assets in grid stability and value-added renewables, and Alder Midstream, its gas infrastructure business.

Mizuho is acting as the sole book running manager for the offering. The underwriter has been granted a 45-day option to purchase up to an additional 3,750,000 units offered by the Company to cover over-allotments, if any, at the initial public offering price.

The offering is expected to close on March 23, 2021, subject to customary closing conditions.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, New York, New York 10020; Telephone: 212-205-7600.

A registration statement relating to the securities became effective on March 18, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to GGMC’s proposed initial public offering, the anticipated use of the net proceeds thereof and its search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of GGMC, including those set forth in the “Risk Factors” section of GGMC’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. GGMC undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Glenfarne Merger Corp.

Glenfarne Merger Corp. is a blank check company led by the management team at Glenfarne Group, LLC, newly incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in the energy transition and electrification sector in the Americas. For more information, please visit www.glenfarnemerger.com.

About Glenfarne Group

Glenfarne is a privately held energy and infrastructure development and management firm based in New York City and Houston, Texas with offices in Panama City, Panama; Santiago, Chile and Bogota, Colombia. Glenfarne's seasoned executives, asset managers and operators develop, acquire, manage and operate energy and infrastructure assets throughout North and South America and Asia. For more information, please visit www.glenfarnegroup.com.

Contact

Kris Cole

Pro-glenfarne@prosek.com

(310) 652-1411

Classification: Restricted